EXHIBIT 99

For Further Information Contact:                        For Immediate Release
    John F. Golden, President and CEO                   February 9, 2000
    StateFed Financial Corporation                      519 Sixth Avenue
    Des Moines, Iowa 50309
    Phone: (515) 282-0236

                         STATEFED FINANCIAL CORPORATION
                         ANNOUNCES 2ND QUARTER EARNINGS

         Des Moines, Iowa (NASDAQ: "SFFC") -- StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, announced today the financial results for the quarter ended December 31, 1999. For the three month period ended December 31, 1999, the company reported net income of $255,417 as compared to $252,873 for the same period in 1998, an increase of $2,544. The increase in net earnings was primarily due to an increase in interest income of $86,700, partially offset by a decrease in non-interest income of $15,600, and an increase in non-interest expense of $68,700.

         For the six month period ended December 31, 1999, the company reported net income of $500,617 as compared to $477,858 for the same period in 1998, an increase of $22,800. The increase in net earnings was primarily due to an increase in net interest income of $117,800, partially offset by a decrease in non-interest income of $14,500, an increase in non-interest expense of $61,700, and an increase in income tax expense of $18,900.

         Earnings per share for the second quarter ended December 31, 1999 were $.17 cents per share. As of December 31, 1999 there were 1,508,600 shares outstanding. The Corporation's stock is traded on the NASDAQ System under the symbol "SFFC".

                                    Continued


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
                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                       December 31, 1999 and June 30, 1999

                                                                          (Unaudited)
                                                            December 31, 1999     June 30, 1999
        ASSETS                                              -----------------     -------------
Cash and amounts due from depository institutions              $ 1,295,641       $ 8,481,216
Investments in certificates of deposit                             685,000           884,300
Investment securities                                            2,218,333         1,944,374
Loans receivable, net                                           79,810,014        72,330,884
Real estate acquired for development                               156,608           236,602
Real estate held for investment, net                             3,118,806         2,645,245
Property acquired in settlement of loans                           982,624         1,133,517
Office property and equipment, net                               1,149,023         1,188,247
Federal Home Loan Bank stock, at cost                            1,147,600         1,147,600
Accrued interest receivable                                        541,625           536,028
Other assets                                                       294,939           295,695
                                                               -----------       -----------
        TOTAL ASSETS                                           $91,400,213       $90,823,708
                                                               ===========       ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                       $54,538,387       $54,713,072
Advances from Federal Home Loan Bank                            19,831,158        18,877,047
Advances from borrowers for taxes and insurance                    323,605           337,371
Accrued interest payable                                             2,140           133,773
Dividends payable                                                  113,145           114,300
Income taxes: current and deferred                                 288,998           324,643
Other liabilities                                                  192,314           200,123
                                                               -----------       -----------

        TOTAL LIABILITIES                                      $75,289,747       $74,700,329
                                                               -----------       -----------
Stockholders' equity:
Common stock                                                   $     8,905       $     8,905
Additional paid-in capital                                       8,537,818         8,526,563
Unearned compensation - restricted stock awards                   (238,035)         (271,290)
Unrealized gain (loss) on investments                             (191,642)            3,803
Treasury stock                                                  (2,371,629)       (2,234,986)
Retained earnings - substantially restricted                    10,365,049        10,090,384
                                                               -----------       -----------

   TOTAL STOCKHOLDERS' EQUITY                                  $16,110,466       $16,123,379
                                                               -----------       -----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $91,400,213       $90,823,708
                                                               ===========       ===========

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                                     Three Months Ended    Six Months Ended
                                         December 31          December 31
                                ----------------------- -----------------------
                                    1999       1998        1999         1998
                                ----------- ----------- ----------- -----------
OPERATIONS DATA

Total interest income.........  $1,729,604   $1,692,904  $3,393,084  $3,398,987

Total interest expense........  $  953,547   $1,003,594  $1,918,347  $2,042,079
                                ----------   ----------  ----------  ----------
Net interest income...........  $  776,057   $  689,310  $1,474,737  $1,356,908

Provision for loan losses.....  $    9,000   $    9,000  $   18,000  $   18,000
                                ----------   ----------  ----------  ----------
Net interest income after
provision for loan losses.....  $  767,057   $  680,310  $1,456,737  $1,338,908

Non-interest income:
Real estate operations........  $  128,328   $  147,650  $  264,411  $  285,511

Other non-interest income.....  $   32,787   $   29,070  $   59,581  $   53,001
                                ----------   ----------  ----------  ----------
Total non-interest income.....  $  161,115   $  176,720  $  323,992  $  338,512

Total non-interest expense....  $  542,615   $  473,917  $1,028,732  $  967,082
                                ----------   ----------  ----------  ----------
Income before income taxes....  $  385,557   $  383,113  $  751,997  $  710,338

Income tax expense............  $  130,140   $  130,240  $  251,380  $  232,480
                                ----------   ----------  ----------  ----------
Net Income....................  $  255,417   $  252,873  $  500,617  $  477,858
                                ==========   ==========  ==========  ==========

Basic earnings per share......  $    0.17    $     0.17  $     0.34  $     0.32

Diluted earnings per share....  $    0.17    $     0.17  $     0.33  $     0.31